UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-6671

Delaware			23-3079390
(State or other jurisdiction of			(I.R.S. Employer
incorporation or organization)			Identification No.)

1 West First Avenue	Conshohocken	PA	19428-1800
(Address of principal executive offices)			(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2025, Cencora, Inc. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Walgreens Boots Alliance Holdings LLC (the “Selling Stockholder”), pursuant to which the Company agreed to repurchase 204,491 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) directly from the Selling Stockholder (the “Repurchase”). The price per share paid by the Company is equal to the price per share at which the Selling Stockholder sold shares of Common Stock pursuant to the Rule 144 Sale (as defined below). The Repurchase was consummated on February 10, 2025. The aggregate price paid by the Company in the Repurchase was approximately $50 million. The Repurchase was made under the Company’s share repurchase program and the repurchased shares will be held in treasury.

The foregoing description of the Share Repurchase Agreement is qualified in its entirety by reference to the full text of the Share Repurchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

The Repurchase occurred simultaneously with the Selling Stockholder’s early settlement of certain previously disclosed variable prepaid forward sale contracts with financial institutions and the return of certain shares of Common Stock pledged by the Selling Stockholder to the financial institutions as security for those contracts (the “VPF Settlements”). Also on February 6, 2025, the Selling Stockholder sold 1,081,885 shares of Common Stock under Rule 144 of the Securities Act of 1933 (the “Rule 144 Sale”). After giving effect to the impact of the VPF Settlements, the Rule 144 Sale and the Repurchase, the Selling Stockholder owns 12,570,000 shares of Common Stock, which represents approximately 6.5% of the 193,712,591 total outstanding shares of Common Stock of the Company (based on 193,917,082 shares of Common Stock outstanding as of January 31, 2025, less the 204,491 shares of Common Stock repurchased in the Repurchase). The Selling Stockholder’s remaining ownership of the Common Stock of the Company continues to be pledged to financial institutions to secure the Selling Stockholder’s obligations under other existing variable prepaid forward sale contracts.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Share Repurchase Agreement, dated as of February 6, 2025, by and between Cencora, Inc. and Walgreens Boots Alliance Holdings LLC.
99.1	News Release of Cencora, Inc., dated February 6, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

February 10, 2025	By:	/s/ James F. Cleary
		Name:	James F. Cleary
		Title:	Executive Vice President and Chief Financial Officer